Exhibit 10.5

Execution Version

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (this “Agreement”) dated as of August 4, 2023, is executed by and between FF Vitality Ventures LLC (the “FF Vitality Purchaser”) and the Issuer.

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of May 8, 2023 (as amended by that certain Amendment No. 1, dated as of June 26, 2023, the Joinder and Amendment Agreement, dated as of June 26, 2023 (the “Joinder Amendment”), and the Second Joinder and Amendment Agreement, dated as of June 26, 2023, the “Existing Securities Purchase Agreement”; the Existing Securities Purchase Agreement, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to this Agreement, the “Securities Purchase Agreement”), by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), and the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”). Capitalized terms not defined herein shall have the meaning as set forth in Joinder Amendment or the Securities Purchase Agreement, as applicable.

WHEREAS, the Issuer has requested FF Vitality waive any and all requirements of the Issuer to reserve shares of Common Stock for issuance pursuant to the Notes (including the New Notes), related Warrants and/or any other Financing Document (each as defined in each of the Secured SPA and Securities Purchase Agreement, respectively) and defers any obligations of the Issuer to deliver any shares of Common Stock for issuance pursuant to the Notes (including the New Notes), related Warrants and/or any other Financing Document (each as defined in each of the Secured SPA and Securities Purchase Agreement, respectively), as applicable (collectively, the “Waiver”) until the earlier of (x) September 30, 2023 and (y) the earlier of (I) the Trading Day immediately following the date of consummation of a reverse stock split of the Common Stock of the Issuer and (II) the fifteenth (15th) Business Day after the Issuer shall have obtained the approval of its stockholders to increase the authorized shares of Common Stock of the Issuer (as applicable, the “Waiver Expiration Date”).

WHEREAS, the Issuer and FF Vitality Purchaser further intend to enter into certain amendments to the terms of the Joinder Amendment as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Waiver; Acknowledgement.

(a) Waiver. Effective as of August 14, 2022, during the period commencing on August 14, 2022 and ending on the Waiver Expiration Date, FF Vitality Purchaser hereby agrees to the Waiver.

(b) Acknowledgement. For absolute certainty, FF Vitality Purchaser, on behalf of itself and its affiliates, hereby acknowledges and agrees that (x) the Issuer’s restatement of certain financial statements as disclosed and discussed in the Current Report on Form 8-K filed by the Issuer on July 11, 2023 is not a Default or Event of Default under the Securities Purchase Agreement or the Secured SPA and further that FF Vitality Purchaser shall not argue or take the position that such restatement is a Default or Event of Default and (y) notwithstanding any conversion notice or exercise notice of any Notes or Warrants (each as defined in each of the Secured SPA and Securities Purchase Agreement, respectively), respectively, delivered to the Company by FF Vitality Purchaser (or any of its affiliates) prior to the Waiver Expiration Date, (A) the Company has not represented to FF Vitality Purchaser (or any of its affiliates) or agreed to have any shares of Common Stock available to be issued to FF Vitality Purchaser (or any of its affiliates) upon conversion of such Notes and/or exercise of such Warrants, respectively, prior to the Waiver Expiration Date, (B) no breach, Default or Event of Default of such Notes and/or such Warrants, as applicable, shall exist as a result of thereof and (C) the failure to deliver shares of Common Stock to FF Vitality Purchaser (or any of its affiliates or designees) upon any conversion of such Notes and/or exercise of such Warrants, as applicable, prior to the Waiver Expiration Date, shall not result in any breach, Default or Event of Default of such Notes and/or such Warrants, as applicable and FF Vitality Purchaser shall not argue or take the position that such failure is a breach, Default or Event of Default, respectively.

Section 2. Amendments. Nothwithstanding any provision to the contrary contained in the Securities Purchase Agreement and/or the Joinder Amendment, the parties hereto agree, effective as of the Amendment Effective Date, Section 4(g) of the Joinder Amendment is amended and restated as follows:

(g) Additional Commitments Under the Securities Purchase Agreement. FF Simplicity Ventures LLC or a permitted assign (“FFSV”) hereby agrees to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA subject to the funding timeline set forth in this Agreement and satisfaction of the Tranche B Closing Conditions. If FFSV exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA (the “Additional Tranche B Investment”) on or prior to the latest of (x) August 1, 2023, (y) four (4) Business Days after the shareholder meeting for the Shareholder Approval and (z) six (6) Business Days after the Issuer has filed Form 10-Q for the fiscal quarter ending June 30, 2023, then the New Purchaser shall have the right, upon delivery of a written notice to the Issuer, at any time prior to the thirtieth (30th) calendar day after the date of consummation of such Additional Trance B Investment, to invest another $20,000,000 in New Notes, subject to terms substantially identical to those provided for in the Securities Purchase Agreement in effect on the date hereof and this Agreement (including, without limitation, the funding date timeline), mutatis mutandis. With respect to the Additional Tranche B Investment, the “Tranche B Closing Conditions” means the following: (i) delivery of a Warrant registered in the name of FFSV to FFSV to purchase up to a number of shares of Common Stock equal to 33% of FFSV’s Conversion Shares on the Closing Date with an exercise price equal to $0.8925, (ii) delivery to FFSV of the applicable Tranche B Note, (iii) no Default or Event of Default exists, (iv) the Waiver Expiration Date shall have occurred and (v) the representations and warranties in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note.

Section 3. Fees and Expenses. The Issuer hereby agrees to reimburse the FF Vitality Purchaser for reasonable and documented out-of-pocket legal expenses incurred in connection with this Agreement, the Secured SPA and the transaction related thereto in an amount not to exceed $15,000 which shall be paid on the earlier to occur of (x) October 31, 2023 and (y) FF Vitality Purchaser’s next purchase of Notes (under and as defined in the Securities Purchase Agreement or the Secured SPA).

Section 4. Effectiveness of Agreement. This Agreement shall be effective on the date (the “Amendment Effective Date”) that this Agreement shall have been executed by the Issuer and FF Vitality Purchaser.

Section 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 8. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the FF Vitality Purchaser and the Issuer, except that the FF Vitality Purchaser may elect to unilaterally waive, in its sole discretion, any of the conditions set forth herein or otherwise waive or modify terms hereof in accordance Section 12.5 of the Securities Purchase Agreement. Any waiver of any provision of this Agreement or any other Financing Document shall be effective only in the specific instance and for the specific purpose for which it is given. No delay on the part of the FF Vitality Purchaser in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 9. Binding Effect. This Agreement shall be binding upon the FF Vitality Purchaser, and its successors and permitted assigns and shall inure to the benefit of the Issuer, and the Purchasers, and their respective successors and permitted assigns.

Section 10. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Securities Purchase Agreement.

Section 11. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof. In the event of a conflict between this Agreement and the Securities Purchase Agreement, this Agreement shall control.

Section 12. Adjustments to Conversion and Exercise Prices. For the avoidance of doubt, nothing contained herein, or in the specific amendments with respect to the Secured SPA, the Notes under the Securities Purchase Agreement or the Notes under the Secured SPA, as applicable, shall trigger any adjustment to the conversion or exercise price under the Notes or Warrants under the Secured SPA and Securities Purchase Agreement. Furthermore, FF Vitality Purchaser hereby waives any such rights to any adjustment to the conversion or exercise price in each of the Secured SPA and/or the Securities Purchase Agreement, as applicable, and the related Notes and Warrant solely as a result of the transactions contemplated hereby and not with respect to any other offering.

Section 13. Disclosure of Transaction. The Issuer shall, on or before 8:30 a.m., New York City time, on the business day immediately following the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Issuer (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Issuer shall have disclosed all material, non-public information (if any) provided up to such time to the Purchasers under the Securities Purchase Agreement and Secured SPA by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers under the Securities Purchase Agreement and Secured SPA or any of their affiliates, on the other hand, shall terminate. Neither the Issuer, its Subsidiaries nor the Purchasers under the Securities Purchase Agreement and Secured SPA shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Issuer shall be entitled, without the prior approval of the Purchasers under the Securities Purchase Agreement and Secured SPA, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations or requested by a governmental authority or self-regulatory organization (provided that in the case of clause (i) the Purchasers under the Securities Purchase Agreement and Secured SPA shall be consulted by the Issuer in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Purchasers under the Securities Purchase Agreement and Secured SPA (which may be granted or withheld in the Purchasers’ under the Securities Purchase Agreement and Secured SPA sole discretion), except as required by applicable law or requested by a governmental authority or self-regulatory organization, the Issuer shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of any Purchaser under the Securities Purchase Agreement or Secured SPA in any filing, announcement, release or otherwise.

Section 14. Independent Nature of FF Vitality Purchaser’s Obligations and Rights. The obligations of FF Vitality Purchaser under this Agreement are several and not joint with the obligations of any other holder of securities of the Issuer (each, an “Other Holder”), and FF Vitality Purchaser shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement by and between the Issuer and any Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by FF Vitality Purchaser pursuant hereto, shall be deemed to constitute FF Vitality Purchaser and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that FF Vitality Purchaser and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Issuer acknowledges that, to the best of its knowledge, FF Vitality Purchaser and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Issuer and FF Vitality Purchaser confirm that FF Vitality Purchaser has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. FF Vitality Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Section 15. Most Favored Nation. The Issuer hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the transactions contemplated hereby (each an “Comparable Document”) is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of FF Vitality Purchaser and this Agreement. If, and whenever on or after the date hereof, the Issuer enters into an Comparable Document, then (i) the Issuer shall provide notice thereof to FF Vitality Purchaser promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by FF Vitality Purchaser or the Issuer, automatically amended and modified in an economically and legally equivalent manner such that FF Vitality Purchaser shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Comparable Document, provided that upon written notice to the Issuer promptly after entrance of the Issuer into such Comparable Document, FF Vitality Purchaser may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to FF Vitality Purchaser as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to FF Vitality Purchaser.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date and year first written above.

FF VITALITY VENTURES LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Managing Partner

[Signature Page to Amendment Agreement]

FARADAY FUTURE INTELLIGENT ELECTRIC INC., as Issuer

By:	/s/ Xuefeng Chen
	Name:	Xuefeng Chen
	Title:	Chief Executive Officer

[Signature Page to Amendment Agreement]